Exhibit 99.1

Selectica Names Todd A. Spartz Chief Financial Officer

SAN JOSE, Calif., August 24, 2009 — Selectica (NASDAQ: SLTC), a leading provider of enterprise contract lifecycle management and sales configuration solutions, today announced Todd A. Spartz has been appointed Chief Financial Officer, effective September 14, 2009. Spartz brings more than 15 years’ experience in finance and accounting to Selectica.

Most recently, Spartz served as Chief Financial Officer at Nomis Solutions, a provider of pricing and profitability management solutions for financial services companies. Prior to that, Spartz was Vice President and Corporate Controller at Openwave Systems. He has also held senior management positions at Metareward, Oblix, and Extreme Networks.

“I am delighted to welcome Todd to the Selectica team,” said Selectica Chairperson Brenda Zawatski. “His financial expertise, proven operational experience and leadership abilities will be of tremendous value to Selectica in executing our strategy and helping achieve our long-term goals. I look forward to working closely with Todd”

“I’m thrilled to be joining the Selectica team at such an exciting time for the company,” said Spartz. “I was especially attracted by the high-quality, proven sales configuration and contract lifecycle management solutions, the impressive list of customers, and the tremendous long-term growth potential.”

Richard Heaps, the Company's current Chief Financial Officer and General Counsel, will continue to work with the Company to assist with a smooth transfer of his responsibilities to Spartz.

“On behalf of Selectica, I am deeply grateful to Richard for his valuable contributions to the company over the past year,” added Zawatski. “He has played a key role in reducing Selectica’s cost structure, developing and implementing our strategic plan, assisting the Board in evaluating strategic alternatives, managing Selectica’s litigation with Trilogy and enhancing Selectica’s corporate governance and financial policies and practices. We wish him continued success in his future endeavors.”

About Selectica, Inc.

Selectica (NASDAQ: SLTC) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes. Selectica's enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, Hitachi, International Paper, ManTech, Levi Strauss & Co., Qwest Communications, and Rockwell Automation. For more information, visit www.selectica.com.

Forward Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica's products and services; government policies and regulations, including, but not limited to those affecting the Company's industry; and risks related to the Company's past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company's most recent Form 10-K, and other reports filed by the Company with the Securities and Exchange Commission.

Media Contact:

Allen Pogorzelski,

(408) 545-2531, pr@selectica.com

Investor Contact:

Scott Wilson

(415) 740-9364, ir@selectica.com